UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2020

KODIAK SCIENCES INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38682	27-0476525
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2631 Hanover Street Palo Alto, CA	94304
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 281-0850

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	KOD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 8, 2020, Kodiak Sciences Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, proxies representing 39,113,417 shares of the Company’s common stock, or approximately 87.99% of the total shares entitled to vote, were present and voted on the following proposals, which are described in more detail in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission (the “SEC”) on April 29, 2020:

Proposal One - Election of Class II Directors. The following nominees were each elected as a Class II director to serve until the 2023 annual meeting of stockholders or until his successor is duly elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
Taiyin Yang, Ph.D.	34,825,651	32,792	4,254,974
Bassil I. Dahiyat, Ph.D.	28,744,346	6,114,097	4,254,974
Charles Bancroft	34,708,328	150,115	4,254,974

Proposal Two - Ratification of the Appointment of Independent Registered Public Accounting Firm. The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2020 was ratified.

For	Against	Abstain	Broker Non-Votes
39,091,268	9,003	13,146	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KODIAK SCIENCES INC.

Date: June 9, 2020	By:	/s/ Victor Perlroth
Victor Perlroth, M.D.
Chief Executive Officer